 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1996
                                                      REGISTRATION NO. 333-14627
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                              POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                      SOUTHERN PACIFIC FUNDING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
      CALIFORNIA                      6199                     33-0636924
   (STATE OR OTHER        (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
   JURISDICTION OF        CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)
   INCORPORATION OR
    ORGANIZATION)

                       ONE CENTERPOINTE DRIVE, SUITE 500
                           LAKE OSWEGO, OREGON 97035
                                 (503) 684-4700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                                ROBERT W. HOWARD
                                   PRESIDENT
                      SOUTHERN PACIFIC FUNDING CORPORATION
                       ONE CENTERPOINTE DRIVE, SUITE 500
                           LAKE OSWEGO, OREGON 97035
                                 (503) 684-4700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
         LAURIS G. L. RALL                    DAVID J. JOHNSON, JR.
       PAUL D. TVETENSTRAND                    ANDREWS & KURTH LLP
      THACHER PROFFITT & WOOD           601 S. FIGUEROA STREET, SUITE 4200
      TWO WORLD TRADE CENTER              LOS ANGELES, CALIFORNIA 90017
     NEW YORK, NEW YORK 10048

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                --------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

                                                                     AMOUNT TO
                                                                      BE PAID
                                                                     ---------
       Securities and Exchange Commission registration fee.......... $ 26,136
       NASD filing fee..............................................   12,000
       Printing expenses............................................  150,000
       Accounting fees and expenses.................................   75,000
       Legal fees and expenses......................................  300,000
       Fees and expenses (including legal fees) for qualifications
        under state securities laws.................................   25,000
       Trustee fees and expenses....................................   10,000
       Transfer agent's fees and expenses...........................    5,000
       Miscellaneous................................................    6,864
                                                                     --------
         Total...................................................... $610,000
                                                                     ========

  All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 317 of the California General Corporation Law (the "CGCL"), the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the Registrant), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the Registrant, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the Registrant, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the Registrant and its shareholders provided that the specified court approval is obtained.

  As permitted by Section 317 of the CGCL, the Articles of Incorporation and By-Laws of the Registrant provide that the Registrant is authorized to provide indemnification for its directors and officers for breach of their duty to the Registrant and its shareholders through bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL. The Registrant's By-laws provide for indemnification of its directors and officers to the maximum extent permitted by Section 317 of the CGCL. In addition, agreements entered into by the Registrant with its directors and its executive officers require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts reasonably incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person was an agent of the Registrant (including judgments, fines and settlements in or of a derivative action, unless indemnification is otherwise prohibited by law), provided such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

  The Articles of Incorporation of the Registrant provide that the personal liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Under
Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability of a director resulting from (i) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director's duty, (iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In December 1994 the Company issued 10,375,000 shares of Common Stock (after giving effect to the 4,150 to 1 forward stock split effected in April 1996) to Imperial Credit Industries, Inc. in return for a capital contribution of $250,000.

  In November 1995 the Company granted to each of Robert W. Howard and Bernard
A. Guy, the President and Executive Vice President of the Company, respectively, options to purchase 647,400 shares of the Company's Common Stock under the 1995 Senior Management Stock Option Plan. The options vest at a rate of 20% per year commencing one year from the date of grant, and are exercisable at a price of $10.50 per share.

  The aforementioned transactions are exempt from registration under Section 4(2) of the Securities Act of 1933 as transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits

  1.1*  Form of Underwriting Agreement
  3.1** Form of Articles of Incorporation of the Company, as amended
  3.2** Bylaws of the Company, as amended
  4.1*  Form of Indenture
  4.2*  Form of Notes
  5.1*  Opinion of Baker & Hostetler
  5.2*  Opinion of Thacher Proffitt & Wood
 10.1** 1995 Senior Management Stock Option Plan and Form of Senior Management
         Stock Option Agreement
 10.2** 1995 Stock Option, Deferred Stock and Restricted Stock Plan and Form of
         Stock Option Agreement
 10.3** Services Agreement effective June 13, 1996 by and between the
         Registrant and Imperial Credit Industries, Inc.
 10.4** Tax Agreement effective June 13, 1996 by and between the Registrant and
         Imperial Credit Industries, Inc.
 10.5** Loan Servicing Agreement dated September 14, 1995 by and between the
         Registrant and Advanta Mortgage Corp. USA

 10.6**  Whole Loan Financing Program dated March 21, 1995 by and among the
          Registrant, DLJ Mortgage Capital, Inc. and Bankers Trust Company
 10.7**  Master Repurchase Agreement dated August 5, 1995 by and between the
          Registrant and Oceanmark Bank
 10.8**  Revolving Credit and Term Loan Agreement by and between the Registrant and Southern Pacific Thrift and Loan Association
 10.9**  Wet Inc., Interim and Pre-Sale Funding Facility dated November 17,
          1995 by and between the Registrant and Lehman Commercial Paper, Inc.
 10.10** Telemarketing Agreement dated March 25, 1995 by and among the
          Registrant, Results Technologies, Inc. and Tele-Quote, Inc.
 10.11** Office Lease Agreement dated September 13, 1995 by and between the
          Registrant and Property Reserve, Inc.
 10.12** Office Lease Agreement dated November 29, 1995 by and between the
          Registrant and Property Reserve, Inc.
 10.13** Sublease dated January 23, 1996 by and between the Registrant and
          Property Reserve, Inc.
 10.14** Office Building Lease dated January 8, 1996 by and between the
          Registrant and Doug Jacobs.
 10.15** Employment Agreement effective January 1, 1996 by and between the
          Registrant and Robert W. Howard
 10.16** Employment Agreement effective January 1, 1996 by and between the
          Registrant and Bernard A. Guy
 10.17** Contribution Agreement effective April 1, 1995 by and among the
          Registrant, Imperial Credit Industries, Inc. and Southern Pacific
          Thrift and Loan Association, Inc.
 10.18*+ Consulting and Non-Competition Agreement, dated May 15, 1996, by and between Registrant and The Dewey Consulting Group
 10.19*+ Letter of Intent, dated September 5, 1996, by and between the
          Registrant and BOMAC Capital Mortgage, Inc.
 10.20*+ Amendment to Loan Servicing Agreement, dated August 12, 1996, by and between the Registrant and Advanta Mortgage Corp. USA
 10.21*  Registration Rights Agreement, dated October 17, 1996, by and between the Registrant and Imperial Credit Industries, Inc.
 10.22*+ Master Loan and Security Agreement, dated as of October 22, 1996, by and between the Registrant and Morgan Stanley Mortgage Capital Inc.
 23.1*   Consent of KPMG Peat Marwick LLP
 23.2*   Consent of Baker & Hostetler (contained in Exhibit 5.1)
 23.3*   Consent of Thacher Proffitt & Wood (contained in Exhibit 5.2)
 24.1*   Power of Attorney (included on signature page of Registration
          Statement)
 25.1*   Statement of Eligibility of The Bank of New York under the Trust
          Indenture Act of 1939
 27.1*   Financial Data Schedule

--------
 * Previously filed in connection with this Registration Statement.
** Previously filed in connection with Registration Statement No. 333-3270 and hereby incorporated by reference.

 + Portions of these exhibits have been omitted and are subject to a confidential treatment request filed with the Securities Exchange Commission pursuant to Rule 406.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-14627 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAKE OSWEGO, STATE OF OREGON ON NOVEMBER 8, 1996.

                                          Southern Pacific Funding Corporation

                                                  /s/ Robert W. Howard
                                          By: _________________________________
                                                         PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-14627 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED ON NOVEMBER 8, 1996.

              SIGNATURE                                 TITLE

                  *                       Chairman of the Board
-------------------------------------
            H. WAYNE SNAVELY

        /s/ Robert W. Howard              President and Director (Principal
-------------------------------------      Executive Officer)
            ROBERT W. HOWARD

         /s/ Bernard A. Guy               Executive Vice President and
-------------------------------------      Director
             BERNARD A. GUY

                                          Executive Vice President, Chief
               *                           Financial Officer and Secretary
-------------------------------------      (Principal Accounting Officer)
             GARY A. PALMER

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

              SIGNATURE                                  TITLE

                                          Director
-------------------------------------
          STEPHEN J. SHUGERMAN

                  *                       Director
-------------------------------------
              JOHN D. DEWEY

                                          Director
-------------------------------------
              A. VAN RUITER

                  *                       Director
-------------------------------------
             FRANK P. WILLEY

*By:      /s/ Bernard A. Guy
  ---------------------------------
         Bernard A. Guy
       (Attorney-in-fact)

                                      II-6